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As filed with the Securities and Exchange Commission on September 25, 2009

Registration No. 333-[            ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DESARROLLADORA HOMEX, S.A.B. de C.V.
(Exact name of Registrant as specified in its charter)

HOMEX DEVELOPMENT CORP.
(Translation of Registrant's name into English)

United Mexican States (State or other jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

Boulevard Alfonso Zaragoza M. 2204 Norte,
80020, Culiacán, Sinaloa, México
Telephone: (52667) 758-5800
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address and telephone number of agent for service)

Please send copies of all communications to:
Joy K. Gallup, Esq.
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, New York 10005

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed maximum aggregate price per unit/ Proposed maximum aggregate offering price/Amount of Registration Fee(l)

Debt Securities

Common Shares, without par value, to be offered or sold in the form of (i)

Common Shares or (ii) American Depositary Shares, each representing six

Common Shares(2)(3)

(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all registration fees.
(2)
A separate registration statement on Form F-6 (Registration No. 333-116278) has been filed with respect to the American Depositary Shares, or ADSs, each representing six Common Shares, without par value.
(3)
Includes shares to be offered by Desarrolladora Homex, S.A.B. de C.V. and any selling shareholder.

Explanatory Note

        The prospectus contained herein relates to the offering of both of the following securities on a continuous or delayed basis, at indeterminate aggregate offering prices:

  •
  our newly issued debt securities; and

  •
  our common shares, including shares represented by ADSs, which may be offered by us or any selling shareholder.

PROSPECTUS

DESARROLLADORA HOMEX, S.A.B. DE C.V.

 Debt Securities
Common Shares

        This prospectus relates to the proposed offering and sale by us of our debt securities and the proposed offering and sale by us or any selling shareholder identified in a prospectus supplement of our common shares, including shares represented by ADSs. Information on the selling shareholders and the times and manner in which they may offer and sell our common shares and ADSs, and the times and manner in which we may offer and sell our shares, including shares represented by ADSs, and debt securities, is described under the sections entitled "Selling Shareholders" and "Plan of Distribution" in this prospectus as well as in the prospectus supplement related to any such offering.

        Our common shares are listed on the Bolsa Mexicana de Valores, S.A.B. de C.V., or the Mexican Stock Exchange under the Symbol "HOMEX." Our ADSs are listed on the New York Stock Exchange under the symbol "HXM." On September 18, 2009, the last reported sale price of our shares on the Mexican Stock Exchange was Ps. 86.53 per share, and the last reported sale price of our ADSs on the New York Stock Exchange was U.S. $39.49 per ADS.

        When we or selling shareholders offer securities, we will provide you with a prospectus supplement describing the terms of the specific issues of securities, including the offering price of the securities. You should read this prospectus, including any information incorporated by reference in this prospectus, and the related prospectus supplement carefully before you invest. We or any selling shareholders may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including any of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

        Investing in our securities involves risks. See the section entitled "Risk Factors" beginning on page 11 of our annual report on Form 20-F for the year ended December 31, 2008, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

        Neither the Securities and Exchange Commission nor any state or foreign securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

        Our common shares are registered with the Mexican Securities Registry (Registro Nacional de Valores) maintained by the Mexican Banking and Securities Commission, or CNBV (Comisión Nacional Bancaria y de Valores). This registration does not imply approval or disapproval of the quality of the securities offered in this prospectus or in any accompanying prospectus supplement, the adequacy or accuracy of this prospectus, or our solvency.

Prospectus dated September 25, 2009

        We have not authorized any dealer, salesperson or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You should not rely on any unauthorized information. This prospectus and any accompanying prospectus supplement do not offer to sell or buy any securities in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933. By using a shelf registration statement, we or any selling shareholder may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement, including its exhibits.

        Throughout this prospectus, unless the context otherwise requires, the terms "we," "us," "our," "the Company" and "Homex" refer to Desarrolladora Homex, S.A.B. de C.V. and its subsidiaries. References in this prospectus to "U.S. $" and "dollars" are to U.S. dollars, and, unless otherwise indicated, references to "Ps." and "pesos" are to Mexican pesos. References in this prospectus to "UDI" are to Unidades de Inversión, a Mexican peso currency equivalent indexed for Mexican inflation. UDIs are units of account whose value in pesos is indexed to inflation on a daily basis, as measured by the change in the Mexican National Consumer Price Index, or NCPI.

        You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Available Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

        A majority of our directors, executive officers and controlling persons reside outside of the United States; all or a significant portion of the assets of our directors, executive officers and controlling persons, and substantially all of our assets, are located outside of the United States and some of the experts named in this prospectus also reside outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Mexican counsel, Cortés y Núñez Sarrapy, S.C., that there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws.

 AVAILABLE INFORMATION

        We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the Securities and Exchange Commission, or the SEC. You may also read and copy any document we file or furnish at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. Our filings with the SEC are also available through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., or the NYSE, at 20 Broad Street, New York, New York 10005, on which our ADSs are listed.

        We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, with the SEC covering the securities. For further information about us and our securities, you should review our registration statement and its exhibits.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

        We incorporate by reference the following documents or information which we filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 20-F for the year ended December 31, 2008, filed on June 29, 2009, which we refer to as our "2008 Annual Report";

  •
  our report on Form 6-K, furnished to the SEC on July 28, 2009;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus (including any supplement hereto); and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that we identified in such reports as being incorporated by reference in this prospectus.

        You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: Desarrolladora Homex, S.A.B. de C.V., Attention: Carlos J. Moctezuma, Chief Financial Officer, Boulevard Alfonso Zaragoza M. 2204 Norte 80020, Culiacán, Sinaloa, México, telephone: 011-5266-7759-5838.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus, as well as information we previously filed with, or furnished to, the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

 FORWARD-LOOKING STATEMENTS

        Some of the information contained or incorporated by reference in this prospectus may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Although we have based these forward-looking statements on our expectations and projections about future events, it is possible that actual results may differ materially from our expectations. In many cases, we include a discussion of the factors that are most likely to cause forward-looking statements to differ from actual results together with the forward-looking statements themselves.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained under "Forward Looking Statements" in our 2008 Annual Report, which is incorporated in this prospectus by reference (and will be contained in any of our annual reports for a subsequent year that are so incorporated). See "Available Information" above for information about how to obtain a copy of our 2008 Annual Report.

        In light of the factors described in our 2008 Annual Report and the other factors described in this prospectus, the forward-looking events might not occur at all or may occur differently than as described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

 THE COMPANY

        Desarrolladora Homex, S.A.B. de C.V. is a corporation (sociedad anónima bursatil de capital variable) registered in Culiacán, Sinaloa, Mexico under the Mexican Companies Law (Ley General de Sociedades Mercantiles) on March 30, 1998 with an indefinite corporate existence. Effective June 28, 2006, our full legal name is Desarrolladora Homex, S.A.B. de C.V.

        We are a vertically-integrated home development company engaged in the development, construction and sale of affordable entry-level, middle-income and upper-income housing in Mexico. During 2008, we sold 57,498 homes, an increase of 11.3% over 2007, when we sold 51,672 homes, an increase of 17.1% over the 44,132 homes we sold in 2006. As of December 31, 2008, we had 112 developments under construction in 32 cities located in 20 Mexican states. We had total land reserves under title of approximately 79.3 million m(2) as of December 31, 2008, on which we estimate we could build approximately 358,011 affordable entry-level homes, approximately 30,713 middle-income homes and approximately 1,403 homes for the tourism and resort market.

        We believe our geographic diversity is one of the strongest among home builders in Mexico, reflected by our operations as of December 31, 2008 in 32 cities located in 20 Mexican states. Furthermore, our sales are not concentrated in a limited number of areas as compared to our competitors. In 2008, 35% of our revenues were derived from the Mexico City Metropolitan Area.

        From time to time, we evaluate investments in real estate projects and companies outside Mexico with a view toward replicating our business model in other jurisdictions. To this end, we may also enter into real estate development joint ventures and strategic alliances with the assistance of knowledgeable local partners. Such investments, if any, are not expected to be material in terms of cost or management time.

        Our principal executive offices are located at Boulevard Alfonso Zaragoza M. 2204 Norte, Fraccionamiento Bonanza 80020, Culiacán, México (our telephone number is +52 (667) 758-5800 and our website is www.homex.com.mx). However, the information on our website is not a part of this prospectus.

 USE OF PROCEEDS

        Except as may be described in the applicable prospectus supplement, we will apply the net proceeds from any sales of the securities offered by us under this prospectus and any prospectus supplement to working capital and general corporate purposes.

        We will not receive any of the proceeds for the sale of our common shares or ADSs to be sold by any selling shareholder. Such proceeds will be received by such selling shareholder.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2008 and for the six month periods ended June 30, 2008 and 2009. The ratio of earnings to fixed charges represents earnings divided by fixed charges. Earnings are defined as the sum of (i) earnings before income taxes from continuing operations reduced by minority interest before income taxes, plus (ii) fixed charges reduced by the amount of interest capitalized during the period, and (iii) amortization expense related to capitalized interest. Fixed charges are defined as the sum of (i) interest expensed and interest capitalized, plus (ii) debt issue costs and discount or premium relating to any indebtedness (whether expensed or capitalized) and (iii) an estimate of the interest portion of rental expense.

	For the years ended December 31,					For the six-month periods ended June 30,
	2004	2005	2006	2007	2008	2008	2009
	(thousands of Ps., except ratios)					(thousands of Ps., except ratios)
MX GAAP
Earnings before income taxes from continuing operations	1,177,400	1,405,262	2,109,402	3,312,958	2,331,182	1,761,687	1,370,554
Minority interest before income taxes	(14,913)	10,767	(65,021)	(161,068)	(58,368)	(61,994)	(49,424)
Fixed charges	172,449	554,046	713,964	623,151	806,879	312,484	504,211
Interest capitalized	—	—	—	(251,697)	(528,109)	(156,310)	(385,058)
Amortization of interest capitalized	—	—	—	168,005	396,142	97,772	244,898

Earnings	1,334,936	1,970,075	2,758,345	3,691,349	2,947,726	1,953,639	1,685,181
Interest expensed	147,515	452,509	674,579	344,928	237,033	142,911	86,025
Interest capitalized	—	—	—	251,697	528,109	156,310	385,058
Debt issue costs and discount or premium relating to any indebtedness	—	81,560	12,993	—	19,728	—	22,124
Estimate of the interest portion of rental expense	24,934	19,977	26,392	26,526	22,009	13,263	11,004

Fixed charges	172,449	554,046	713,964	623,151	806,879	312,484	504,211
Ratio of earnings to fixed charges	7.74	3.56	3.86	5.92	3.65	6.25	3.34

US GAAP
Earnings before income taxes from continuing operations	710,390	1,232,731	2,432,458	2,504,715	894,612	—	—
Minority interest before income taxes	(14,913)	10,767	(65,021)	(161,068)	(58,368)	—	—
Fixed charges	172,449	554,046	713,964	623,151	806,879	—	—
Interest capitalized	(106,412)	(292,878)	(480,240)	(251,697)	(528,109)	—	—
Amortization of interest capitalized	36,093	189,928	198,772	113,810	293,452	—	—

Earnings	797,607	1,694,594	2,799,933	2,828,911	1,408,466	—	—
Interest expensed	41,103	159,631	194,339	344,928	237,033	—	—
Interest capitalized	106,412	292,878	480,240	251,697	528,109	—	—
Debt issue costs and discount or premium relating to any indebtedness	—	81,560	12,993	—	19,728	—	—
Estimate of the interest portion of rental expense	24,934	19,977	26,392	26,526	22,009	—	—

Fixed charges	172,449	554,046	713,964	623,151	806,879	—	—
Ratio of earnings to fixed charges	4.63	3.06	3.92	4.54	1.75	—	—

 DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities and common shares that may be offered under this prospectus.

 SELLING SHAREHOLDERS

        Any selling shareholder may from time to time offer our common shares, including shares represented by ADS, for resale. We are registering these shares in order to permit the selling shareholders to publicly offer these shares for resale from time to time. Any of the selling shareholders may sell all, some or none of the shares or ADSs covered by this prospectus.

        Information regarding any selling shareholder, the number of the shares being offered by the selling shareholder, and the change of its ownership percentage resulting from sale of such offered shares will be provided in the applicable prospectus supplement relating to that offer.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time, and any selling shareholder may sell shares, including shares represented by ADSs, as follows:

  •
  through agents;

  •
  to dealers or underwriters for resale to the public;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We and/or any selling shareholder may solicit offers to purchase the securities directly from the public from time to time. We and/or any selling shareholder may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we and/or any selling shareholder may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        From time to time, we and/or any selling shareholder may sell securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public.

        We and/or any selling shareholder may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or any selling shareholders sell securities to underwriters, we and/or any selling shareholders will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or any selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we and/or any selling shareholder pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        The sale of our securities in Mexico through a public offering requires the authorization of CNBV.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or any selling shareholder, to indemnification by us and/or any selling shareholder against civil liabilities, including liabilities under the Securities Act.

        In connection with an offering, the underwriters, including any affiliate of ours that is acting as an underwriter or prospective underwriter, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities in connection with an offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Homex and its subsidiaries.

        In addition, we expect to offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

        If so indicated in the applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

        Unless you are informed in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering

        Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may not list any particular series of debt securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may also make a market in those securities. However, none of the underwriters that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

        Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

 EXPENSES

        The following table sets forth the estimated expenses to be paid by the registrant in connection with the filing of this registration statement:

Legal fees and expenses	U.S. $150,000
Accounting fees and expenses	U.S. $ 23,250
Total	U.S. $173,250

 VALIDITY OF THE SECURITIES

        The validity of the securities will be passed on for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York, our U.S. counsel. Certain legal matters governed by Mexican law will be passed upon for us by Cortés y Núñez Sarrapy, S.C. Milbank, Tweed, Hadley & McCloy LLP will rely, without investigation, upon Cortés y Núñez Sarrapy, S.C. as to all matters governed by Mexican law.

EXPERTS

        The consolidated financial statements of the Company and its subsidiaries included in the Company's 2008 Annual Report on Form 20-F for the year ended December 31, 2008, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2008, have been audited by Mancera, S.C., a member practice of Ernst & Young Global, independent registered public accounting firm, as set forth in their reports appearing thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Company management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

NOTICES

        All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

DESARROLLADORA HOMEX, S.A.B. DE C.V.

 PROSPECTUS

 September 25, 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Neither the laws of Mexico nor the registrant's by-laws or other constitutive documents provide for indemnification of directors or officers. The registrant maintains Directors and Officers liability insurance.

Item 9.    Exhibits

Item		Description
1.1	*	Form of Underwriting Agreement.

3.1	***	English translation of Articles of Incorporation (Constitución) of the Registrant, as amended through March 30, 1998.

3.2	+	English translation of Amended and Restated Bylaws (Estatutos Sociales) of the Registrant as amended through April 26, 2006.

4.1	**	Form of Deposit Agreement among Desarrolladora Homex, S.A.B. de C.V., JPMorgan Chase Bank, as depositary, and all holders from time to time of ADRs issued thereunder, including the form of American Depositary Receipt.

4.2	****	Indenture relating to the 7.50% Senior Guaranteed Notes, dated as of September 28, 2005, by and between the Registrant, as Issuer, and The Bank of New York, as Trustee.

4.3	****	Form of First Supplemental Indenture to the Indenture relating to the 7.50% Senior Guaranteed Exchange Notes, by and between the Registrant, as Issuer, and The Bank of New York, as Trustee.

4.4		Form of Indenture.

5.1		Opinion of Milbank, Tweed, Hadley & McCloy LLP.

5.2		Opinion of Cortés, Muñiz y Núñez Sarrapy, S.C.

21.1		List of Subsidiaries of Registrant.

23.1		Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).

23.2		Consent of Cortés, Muñiz y Núñez Sarrapy, S.C. (included in Exhibit 5.2).

23.3		Consent of Mancera, S.C.

24.1		Powers of Attorney (included as part of the signature pages hereof).

25.1		Statement of Eligibility on Form T-1.

*
To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.

**
Filed as an exhibit to the Company's Registration Statement on Form F-6 (File No. 333-116278).

***
Previously filed in Registration Statement on Form F-1/A (File No. 333-116257), originally filed with the SEC on June 23, 2004.

****
Previously filed in the 2005 Form F-4 (File No. 333-129100), originally filed with the SEC on October 18, 2005.

+
Previously filed on Form 20-F (File No. 001-32229), originally filed with the SEC on June 29, 2006.

Item 10.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY AND SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Desarrolladora Homex, S.A.B. de C.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City on September 22, 2009.

DESARROLLADORA HOMEX, S.A.B. DE C.V.
By:	/s/ GERARDO DE NICOLÁS GUTIÉRREZ
	Name:	Gerardo de Nicolás Gutiérrez
	Title:	Chief Executive Officer (Principal Executive Officer)
By:	/s/ CARLOS MOCTEZUMA VELASCO
	Name:	Carlos Moctezuma Velasco
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerardo de Nicolás Gutiérrez and Carlos Moctezuma Velasco, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ EUSTAQUIO TOMÁS DE NICOLÁS GUTIÉRREZ Eustaquio Tomás de Nicolás Gutiérrez	Director, Chairman of the Board	September 22, 2009
/s/ GERARDO DE NICOLÁS GUTIÉRREZ Gerardo de Nicolás Gutiérrez	Director, President and Chief Executive Officer (Principal Executive Officer)	September 22, 2009

Signature	Title	Date

/s/ JOSÉ IGNACIO DE NICOLÁS GUTIÉRREZ José Ignacio de Nicolás Gutiérrez	Director	September 22, 2009
/s/ LUIS ALBERTO HARVEY MCKISSACK Luis Alberto Harvey McKissack	Director	September 22, 2009
/s/ MATTHEW M. ZELL Matthew M. Zell	Director	September 22, 2009
/s/ Z. JAMIE BEHAR Z. Jamie Behar	Director	September 22, 2009
/s/ WILFRIDO CASTILLO SÁNCHEZ-MEJORADA Wilfrido Castillo Sánchez-Mejorada	Director	September 22, 2009
/s/ EDWARD LOWENTHAL Edward Lowenthal	Director	September 22, 2009
/s/ RAFAEL MATUTE LABRADOR Rafael Matute Labrador	Director	September 22, 2009
/s/ CARLOS MOCTEZUMA VELASCO Carlos Moctezuma Velasco	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2009

SIGNATURE OF AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Desarrolladora Homex, S.A.B. de C.V., has signed this Registration Statement in the City of New York, State of New York on September 21, 2009.

Signature	Title

/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director	Authorized Representative in the United States

EXHIBIT INDEX

Item		Description
1.1	*	Form of Underwriting Agreement.

3.1	***	English translation of Articles of Incorporation (Constitución) of the Registrant, as amended through March 30, 1998.

3.2	+	English translation of Amended and Restated Bylaws (Estatutos Sociales) of the Registrant as amended through April 26, 2006.

4.1	**	Form of Deposit Agreement among Desarrolladora Homex, S.A.B. de C.V., JPMorgan Chase Bank, as depositary, and all holders from time to time of ADRs issued thereunder, including the form of American Depositary Receipt.

4.2	****	Indenture relating to the 7.50% Senior Guaranteed Notes, dated as of September 28, 2005, by and between the Registrant, as Issuer, and The Bank of New York, as Trustee.

4.3	****	Form of First Supplemental Indenture to the Indenture relating to the 7.50% Senior Guaranteed Exchange Notes, by and between the Registrant, as Issuer, and The Bank of New York, as Trustee.

4.4		Form of Indenture.

5.1		Opinion of Milbank, Tweed, Hadley & McCloy LLP.

5.2		Opinion of Cortés y Núñez Sarrapy, S.C.

21.1		List of Subsidiaries of Registrant.

23.1		Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).

23.2		Consent of Cortés y Núñez Sarrapy, S.C. (included in Exhibit 5.2).

23.3		Consent of Mancera, S.C.

24.1		Powers of Attorney (included as part of the signature pages hereof).

25.1		Statement of Eligibility on Form T-1.

*
To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.

**
Filed as an exhibit to the Company's Registration Statement on Form F-6 (File No. 333-116278).

***
Previously filed in Registration Statement on Form F-1/A (File No. 333-116257), originally filed with the SEC on June 23, 2004.

****
Previously filed in the 2005 Form F-4 (File No. 333-129100), originally filed with the SEC on October 18, 2005.

+
Previously filed on Form 20-F (File No. 001-32229), originally filed with the SEC on June 29, 2006.